Exhibit 99.1

Grocery Outlet Holding Corp. To Acquire United Grocery Outlet
Acquisition Will Expand Company's Footprint into New Adjacent Markets in the Southeast
Emeryville, CA – February 15, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced that it has agreed to acquire United Grocery Outlet ("UGO"), an extreme value, discount grocery retailer operating throughout the Southeastern United States, from affiliates of Gen Cap America, Inc. and current and former UGO management. With 40 stores and a distribution center, the acquisition of UGO will expand Grocery Outlet's presence into Tennessee, North Carolina, Georgia, Alabama, Kentucky and Virginia.
RJ Sheedy, President and Chief Executive Officer of Grocery Outlet, stated, "United Grocery Outlet is a natural fit given our similar opportunistic buying strategies, customer value propositions, and shared mission of serving our communities. This acquisition provides Grocery Outlet with scale in a new region as well as a platform for future expansion in the Southeast. We are excited to welcome the United Grocery Outlet team into the GO family, and we look forward to working together on the many growth opportunities ahead."
Founded 50 years ago, United Grocery Outlet offers customers tremendous savings within a treasure hunt shopping environment. UGO maintains strong relationships with national and regional brands, which enables it to provide quality food at extreme values. "We are thrilled to become part of Grocery Outlet and to have found a partner who shares our mission and business strategy. Together, we look forward to growing the positive impact on our community," said Lisa Bryson, CEO of United Grocery Outlet.
The acquisition is anticipated to close early in the second quarter, subject to customary closing conditions. In addition to the newly acquired UGO stores, Grocery Outlet plans to open 15 to 20 stores in existing markets in 2024, for a total of 55 to 60 net new stores this year. The acquisition is expected to be modestly accretive to the Company's 2024 earnings and will be discussed in more detail on the Company's fourth quarter and full fiscal year 2023 earnings call scheduled for Tuesday, February 27, 2024.
BofA Securities acted as exclusive financial advisor and Honigman LLP and Gould & Ratner LLP acted as legal advisors to Grocery Outlet. Stout acted as financial advisor and Bass, Berry & Sims PLC acted as legal advisor to Gen Cap and United Grocery Outlet.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact may constitute forward-looking statements, including statements regarding our acquisition and integration of United Grocery Outlet, our business strategy and plans, business and market trends, and our future operating results and financial position. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the inability to complete the transaction due to the failure to satisfy conditions to completion of the transaction; risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; the effect of the announcement of the transaction on the relationships of the Company and United Grocery Outlet with their respective customers, suppliers, the Company's independent owners and other third parties; and other factors discussed in the Company's most recent Annual Report on Form 10-K and in other subsequent reports, including in "Risk Factors," which the

Company files with the U.S. Securities and Exchange Commission. The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 460 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland, New Jersey and Ohio.
About United Grocery Outlet:
Based in Tennessee, United Grocery Outlet is a closeout grocery retailer with 40 stores in Tennessee, North Carolina, Georgia, Alabama, Kentucky, and Virginia.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Alejandro Alvarez Correa
(510) 346-5532
aalvarezcorrea@cfgo.com

2